Exhibit 10.8

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K due to personal privacy concerns. Redacted information is indicated by: [***]

CONSULTING AGREEMENT

THIS AGREEMENT made as of and effective from

April 1, 2021, BETWEEN:

ELLIOT PAUL GOLDSTEIN, MD.

[***]

(hereinafter called the “Consultant”)

AND:

ProMIS Neurosciences, Inc., a corporation existing under the laws of the Province of Ontario

1920 Yonge St., Suite 200

Toronto, Ontario, M4S 3E2

(hereinafter called “ProMIS” or the “Sponsor”)

WHEREAS Dr. Goldstein is to be retained for CEO consulting services,

AND WHEREAS ProMIS wishes to retain the services of Dr. Gioldstein to provide certain services as consulting CEO;

THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.0            Consulting Services: ProMIS hereby retains the Consultant and the Consultant agrees to be available to perform services as described in Appendix A.

2.0            Term: Subject to termination in accordance with Section 13.0, ProMIS hereby retains the Consultant for a term of 6 months commencing April 1, 2021. This Agreement may be renewed upon mutual agreement on substantially the same terms herein.

3.0            Compensation: In exchange for the advice and services to be provided by the Consultant as set out in Section 1.0 and Appendix A, ProMIS agrees to pay and the Consultant hereby acknowledges that the following compensation represents payment in full for such services and advice:

(a)	ProMIS shall pay Consultant for his services at the rate of US $5000.00 per month (five thousand US dollars). During the contract term, it is understood that the Consultant shall be available for the requirements of ProMIS to achieve the objectives set out in Appendix A. During the contract term, it is also understood that the Consultant will devote, on average 2 days per week up to a maximum of 8 days per month of his time to achieve the Objectives set forth in Appendix A.

4.0            Expenses. If the Consultant incurs out-of-pocket expenses in the course of providing the services hereunder, ProMIS shall reimburse the Consultant for such expenses, provided that the Consultant has obtained approval in writing from ProMIS prior to incurring any such expense of $500 or greater. The Consultant shall provide receipts for expenses to ProMIS with any request for reimbursement.

5.0            Terms of Payment. Payment is due and payable not more than 15 calendar days after receipt of an invoice by ProMIS from the Consultant. ProMIS shall send payment to the Consultant at the address set out on the first page hereof or such other address as the Consultant may advise ProMIS in writing from time to time, or; preferably send such payment via wire transfer to the Consultant’s personal bank account.

6.0            Hours. Notwithstanding anything contained in this Agreement, the parties acknowledge and agree that the Consultant shall spend no more than eight days per month on the performance of the services hereunder; provided, however, that the Consultant may, in his sole discretion, consent in writing to a greater number of hours per month in unique or special circumstances.

7.0            Non-Competition. Consultant may, at any time during the term of this Agreement and thereafter, provide services to other corporations or business entities provided that such services do not directly compete with those business activities of ProMIS .

8.0            Non-Disclosure.

8.1            The Consultant agrees that any information provided by ProMIS to the Consultant or which the Consultant learns about the business of ProMIS as a result of providing services hereunder (“Confidential Information”) shall be considered confidential and the Consultant agrees that he will not divulge or use for his own purposes or benefit such information without the prior written consent of ProMIS or as may be required to properly provide the services of the Consultant herein. It is hereby expressly acknowledged that the Consultant may be bound by confidentiality agreements other than with ProMIS and the Consultant hereby covenants and agrees to abide by the provisions of such other agreements and to indemnify and hold ProMIS harmless with respect to the breach of any other confidentiality or non-disclosure agreement.

8.2            The restrictions set out in subsection 8.1 shall not apply to:

(a)	any information which is, at the commencement of the term of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement;

(b)	disclosure of Confidential Information where such disclosure is required by law, court order, court proceedings or the rules of policies of any stock exchange or government or regulatory authority having jurisdiction in the matter;

(c)	disclosure of Confidential Information where such disclosure is consented to in writing by the Sponsor;

(d)	any knowledge of Confidential Information that the Consultant independently obtained, other than through a breach of this Agreement, either before or after the date of this Agreement; or

(e)	disclosure of Confidential Information in accordance with the provisions of Section 9.0 hereof.

9.0            Intellectual Property. Both parties agree that intellectual property including all inventions and discoveries arising from the consulting services and activities of the Consultant shall be the property of ProMIS Neurosciences.

10.0            Independent Contractor. In the performance of the services hereunder, the Consultant shall be an independent contractor and shall not be an employee of the Sponsor. As such, the Consultant shall have full and complete discretion in determining the manner, times and places for the performance of the services hereunder. Without limitation, the Sponsor acknowledges and agrees that the Consultant shall also have or may have other outside consulting and business interests and that the Consultant is not obligated to provide services to the Sponsor on an exclusive basis. Nothing contained herein shall be construed as creating a joint venture or partnership between the Consultant and the Sponsor.

11.0            Governing Laws. The provisions hereof shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

12.0            Termination.

13.0            Either party may terminate this Agreement upon 30 calendar days prior written notice to the other.

13.1            If either party commits any breach or default of any terms or conditions of this Agreement and also fails to remedy such breach or default within 15 calendar days after receipt of a written notice from the other party, the party giving notice may terminate this Agreement by sending a notice of termination in writing to the party in breach. This termination will be effective as of the date of the receipt of such notice. Such termination will be in addition to all other remedies available at law or in equity.

13.2            In the event of any termination of this Agreement, the Sponsor shall pay the Consultant within 15 calendar days of receipt of an invoice therefor, all consulting fees, reimbursable expenses and other amounts owing to the Consultant pursuant to the terms of this Agreement to the date of termination.

14.0            Communications. Any notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, electronic transmission or by registered or certified mail addressed to the recipient as follows:

To : Eugene Williams	ProMIS Executive Chairman ProMIS Neurosciences Inc, 1920 Yonge St., Suite 200 Toronto, Ontario, M4S 3E2 Email: [***]

To the Consultant:	Eliot Goldstein, MD [***] Email: [***]

or such other address or individual as may be designated by notice by any party to the other. Any such notice or other communication shall be deemed to have been given on the day delivered if delivered by personal delivery, on the day of transmittal thereof if given by electronic transmission, and on the fifth business day following the date of posting if mailed.

15.0            Assignment. This Agreement is not assignable by either party without the prior written consent of the other party, which shall not be unduly withheld.

16.0            Enurement. This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators, successors and permitted assigns.

17.0            Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Counterparts may be executed either in original or faxed form, or other form of electronic transmission and the parties adopt any signatures received by a receiving fax machine or by e-mail as original signatures of the parties.

IN WI TNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

On behalf of ProMIS Neurosciences

Per	/s/ Eugene Williams
Name/title: Eugene Williams, Executive Chairman

On behalf of the Consultant

Per	/s/ Elliot Goldstein
Name/title: Elliot Goldstein, MD

Appendix A

Title & objectives

Consultant CEO will report directly to the Executive Chairman. Objectives will be set in agreement with the Executive Chairman.

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